Exhibit 99.1

NEWS RELEASE

The Manitowoc Company Reports Second-Quarter
Financial Results

Foodservice posts improving trends during second quarter;
Weakness in oil and gas further impacts rough-terrain and boom truck markets driving modestly revised full-year guidance

MANITOWOC, Wis. - July 29, 2015 - The Manitowoc Company, Inc. (NYSE: MTW) today reported second-quarter 2015 sales of $885.4 million, a 12.6 percent decrease from $1,012.8 million in second quarter of 2014, of which $59.7 million, or 46.9 percent, was caused by unfavorable foreign currency impact.
On a GAAP basis, the company reported net income of $23.3 million, or $0.17 per diluted share, in the second quarter of 2015, versus net income of $46.6 million, or $0.34 per diluted share, in the second quarter of 2014. Foreign currency had a negative $0.03 impact on current-quarter results. Excluding special items, adjusted income from continuing operations was $30.6 million, or $0.22 per diluted share, in the second quarter of 2015, versus adjusted earnings from continuing operations of $47.8 million, or $0.35 per diluted share, in the second quarter of 2014. Adjustments to GAAP results include certain items management considers in evaluating operating performance in each period. A reconciliation of GAAP net earnings to net earnings before special items for the quarter and year-to-date periods is provided later in this press release.
“Our second-quarter results were primarily driven by continued weakness in our rough-terrain and boom truck markets, as well as lingering effects of operational issues in KitchenCare and lower capex spending by large foodservice chains. However, improving trends within Foodservice as we moved through the quarter offer confidence that the corrective actions we have implemented are beginning to pay dividends. Furthermore, our tower crane and all-terrain crane businesses, on a constant currency basis, continue to track to our expectations. In an effort to mitigate the negative factors impacting our results, we continue to take decisive actions that will enhance our operational performance, optimize our cost structure, and maintain our leadership position through innovation and quality,” commented Glen E. Tellock, Manitowoc’s chairman and chief executive officer.
Foodservice Segment Results
Second-quarter 2015 net sales in Foodservice were essentially flat, at $407.7 million versus $406.7 million in the second quarter of 2014. Strong sales from cold-side products were offset by unfavorable foreign currency exchange rates and continued weakness in the APAC region due to reduced spending by large chains.
Foodservice operating earnings for the second quarter of 2015 were $63.6 million versus $65.9 million for the second quarter of 2014. This produced an operating margin of 15.6 percent in Foodservice for the second quarter of 2015, compared to 16.2 percent for the second quarter of 2014. Despite the year-over-year decline, Foodservice operating margins improved 600 basis points sequentially, consistent with the company’s expectations to achieve full-year, mid-teens margins.
“As we closed out the quarter, Foodservice results made solid progress resulting from the benefits of our cost-saving initiatives and several operational improvements in KitchenCare. Despite lackluster capex spending from larger chains, we did see traction with emerging foodservice concepts, recovering volumes, and positive order trends,” stated Tellock. “Our products continue to receive a strong reception from customers and industry recognition through notable awards, such as the ‘2014 Innovator of the Year’ award from McDonald’s Equipment Group for innovations within the Frymaster brand. While we know challenges remain ahead, we expect the encouraging trends we witnessed at the end of the second quarter to continue through the remainder of 2015.”
Crane Segment Results
Second-quarter 2015 net sales in Cranes were $477.7 million, versus $606.1 million in the second quarter of 2014. The decline in sales was primarily due to lower rough-terrain and boom truck sales, which have been significantly impacted by depressed oil and gas markets.
Crane operating earnings for the second quarter of 2015 were $26.2 million, down from $54.4 million in the same period last year. This resulted in an operating margin of 5.5 percent for the second quarter of 2015 versus 9.0 percent for the second quarter of 2014. Second-quarter 2015 margins were affected by the decline in revenue on lower levels of production and absorption.
Crane backlog totaled $731 million as of June 30, 2015, roughly flat with the second quarter 2014 backlog of $728 million. Second-quarter 2015 orders of $438 million decreased from $491 million in the second quarter of 2014, and represented .92 times book-to-bill.
“While we saw strength in certain markets and product lines, our results were negatively impacted by a difficult oil and gas market, as well as unfavorable exchange rates. In light of these challenges, we have lowered our full-year outlook for Cranes,” continued Tellock. “As we look to the remainder of 2015, we continue to focus on the agility of our business, enabling us to maximize our performance in the near term and positioning us well to capture growth when our end markets improve.”
Cash Flow
Cash flow from operating activities of continuing operations in the second quarter of 2015 was $55.4 million, which compares to $72.5 million in the second quarter of 2014. Second-quarter capital expenditures totaled $17.5 million compared to $18.3 million in the second quarter of 2014.
2015 Guidance
For the full-year 2015, Manitowoc is revising its previous guidance and now expects:

•	Crane revenue - approximate double-digit decline

•	Crane operating margins - mid single-digit percentage

•	Foodservice revenue - approximately flat

•	Foodservice operating margins - mid-teens percentage

•	Capital expenditures - approximately $70 million

•	Depreciation & amortization - approximately $110 million

•	Interest expense - approximately $80 million

•	Amortization of deferred financing fees - approximately $4 million

•	Total leverage - approximately 3.5x debt-to-EBITDA

•	Effective tax rate - approximately 30 percent

Manitowoc also remains on track regarding the separation of its Cranes and Foodservice businesses, which is anticipated to occur during the first quarter of 2016. Additional run-rate costs associated with separating into two publicly traded companies are expected to be in a range of $20 to $30 million on an annual basis.

Investor Conference Call
On July 30, 2015, at 10:00 a.m. ET (9:00 a.m. CT), Manitowoc’s senior management will discuss its second-quarter results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Manitowoc’s Web site at http://www.manitowoc.com. A replay of the conference call will also be available at the same location on the Web site.

About The Manitowoc Company, Inc.
Founded in 1902, The Manitowoc Company, Inc. is a multi-industry, capital goods manufacturer with 92 manufacturing, distribution, and service facilities in 25 countries. The company is recognized globally as one of the premier innovators and providers of crawler cranes, tower cranes, and mobile cranes for the heavy construction industry. Manitowoc is also one of the world's leading innovators and manufacturers of commercial foodservice equipment, which includes 24 market-leading brands of hot- and cold-focused equipment. In addition, both segments are complemented by a slate of industry-leading product support services. In 2014, Manitowoc’s revenues totaled $3.9 billion, with approximately half of these revenues generated outside of the United States.
Forward-looking Statements
This press release includes "forward-looking statements" intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as "intends," "expects," "anticipates," "targets," "estimates," and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•	unanticipated changes in revenues, margins, costs, and capital expenditures;

•	the ability to significantly improve profitability;

•	the ability to direct resources to those areas that will deliver the highest returns;

•	uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth;

•	the ability to focus on the customer, new technologies, and innovation;

•	the ability to focus and capitalize on product quality and reliability;

•	the ability to increase operational efficiencies across each of Manitowoc’s business segments and to capitalize on those efficiencies;

•	the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;

•	the ability to generate cash and manage working capital consistent with Manitowoc’s stated goals;

•	the ability to convert order and order activity into sales and the timing of those sales;

•	pressure of financing leverage;

•	matters impacting the successful and timely implementation of ERP systems;

•	foreign currency fluctuations and their impact on reported results and hedges in place with Manitowoc;

•	changes in raw material and commodity prices;

•	unexpected issues associated with the quality of materials and components sourced from third parties and the resolution of those issues;

•	unexpected issues associated with the availability and viability of suppliers;

•	the risks associated with growth;

•	geographic factors and political and economic conditions and risks;

•	actions of competitors;

•	changes in economic or industry conditions generally or in the markets served by Manitowoc;

•
unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment; changes in demand for lifting equipment and foodservice equipment in emerging economies; changes in capex spending by large foodservice chains, and changes in demand for used lifting equipment and foodservice equipment;

•	global expansion of customers;

•	the replacement cycle of technologically obsolete cranes;

•	the ability of Manitowoc's customers to receive financing;

•
foodservice equipment replacement cycles in national accounts and global chains, including unanticipated issues associated with refresh/renovation plans by national restaurant accounts and global chains;

•	efficiencies and capacity utilization of facilities;

•
issues relating to the ability to timely and effectively execute on manufacturing strategies, including issues relating to new plant start-ups, plant closings, and/or consolidations of existing facilities and operations;

•	issues related to workforce reductions and subsequent rehiring;

•	work stoppages, labor negotiations, labor rates, and temporary labor costs;

•	government approval and funding of projects and the effect of government-related issues or developments;

•	the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, joint ventures, and other strategic alternatives;

•	realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those savings, synergies, and options;

•	unanticipated issues affecting the effective tax rate for the year;

•	unanticipated changes in the capital and financial markets;

•	risks related to actions of activist shareholders;

•	changes in laws throughout the world;

•	natural disasters disrupting commerce in one or more regions of the world;

•	risks associated with data security and technological systems and protections;

•	acts of terrorism; and

•	risks and other factors cited in Manitowoc's filings with the United States Securities and Exchange Commission.
Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

For more information:
Carl J. Laurino
Senior Vice President & Chief Financial Officer
920-652-1720

THE MANITOWOC COMPANY, INC.
Unaudited Consolidated Financial Information
For the Three and Six Months Ended June 30, 2015 and 2014
(In millions, except share data)
INCOME STATEMENT

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net sales	$885.4	$1,012.8	$1,637.5	$1,862.8
Cost of sales	662.9	742.0	1,232.5	1,366.3
Gross profit	222.5	270.8	405.0	496.5
Engineering, selling and administrative expenses	144.7	165.5	303.3	326.8
Restructuring expense	0.1	1.0	1.2	3.0
Separation expense	8.3	—	9.8	—
Amortization expense	8.6	8.8	17.2	17.6
Other	0.4	0.1	0.4	0.1
Operating earnings	60.4	95.4	73.1	149.0
Amortization of deferred financing fees	(1.0)	(1.1)	(2.1)	(2.3)
Interest expense	(24.4)	(25.1)	(48.0)	(44.4)
Loss on debt extinguishment	—	—	—	(25.3)
Other income (expense)- net	2.9	(3.1)	5.4	(2.3)
Earnings from continuing operations before taxes on income	37.9	66.1	28.4	74.7
Provision for taxes on income	14.7	19.2	13.5	21.8
Earnings from continuing operations	23.2	46.9	14.9	52.9
Discontinued operations:
Earnings (loss) from discontinued operations, net of income taxes	0.1	(0.3)	—	(1.3)
Loss on sale of discontinued operations, net of income taxes	—	—	—	(9.9)
Net earnings	23.3	46.6	14.9	41.7
Less: net earnings attributable to noncontrolling interests	—	—	—	3.9
Net earnings attributable to Manitowoc	$23.3	$46.6	$14.9	$37.8
Amounts attributable to the Manitowoc common shareholders:
Earnings from continuing operations	$23.2	$46.9	$14.9	$48.6
Earnings (loss) from discontinued operations, net of income taxes	0.1	(0.3)	—	(0.9)
Loss on sale of discontinued operations, net of income taxes	—	—	—	(9.9)
Net earnings attributable to Manitowoc	$23.3	$46.6	$14.9	$37.8
BASIC EARNINGS (LOSS) PER SHARE:
Earnings from continuing operations attributable to the Manitowoc common shareholders, net of income taxes	$0.17	$0.35	$0.11	$0.36
Loss from discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	—	—	—	(0.01)
Loss on sale of discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	—	—	—	(0.07)
BASIC EARNINGS PER SHARE	$0.17	$0.35	$0.11	$0.28
DILUTED EARNINGS (LOSS) PER SHARE:
Earnings from continuing operations attributable to the Manitowoc common shareholders, net of income taxes	$0.17	$0.34	$0.11	$0.35
Loss from discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	—	—	—	(0.01)
Loss on sale of discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	—	—	—	(0.07)
DILUTED EARNINGS PER SHARE	$0.17	$0.34	$0.11	$0.28
AVERAGE SHARES OUTSTANDING:
Average Shares Outstanding - Basic	136,130,861	134,990,382	135,887,738	134,590,994
Average Shares Outstanding - Diluted	137,985,899	137,426,642	137,431,565	137,420,479

SEGMENT SUMMARY

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net sales from continuing operations:
Cranes and related products	$477.7	$606.1	$884.4	$1,072.8
Foodservice equipment	407.7	406.7	753.1	790.0
Total	$885.4	$1,012.8	$1,637.5	$1,862.8
Operating earnings (loss) from continuing operations:
Cranes and related products	$26.2	$54.4	$35.9	$77.0
Foodservice equipment	63.6	65.9	96.6	123.8
General corporate expense	(12.0)	(15.0)	(30.8)	(31.1)
Restructuring expense	(0.1)	(1.0)	(1.2)	(3.0)
Separation expense	(8.3)	—	(9.8)	—
Amortization	(8.6)	(8.8)	(17.2)	(17.6)
Other	(0.4)	(0.1)	(0.4)	(0.1)
Total	$60.4	$95.4	$73.1	$149.0

THE MANITOWOC COMPANY, INC.
Unaudited Consolidated Financial Information
For the Three and Six Months Ended June 30, 2015 and 2014
(In millions)

BALANCE SHEET

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and temporary investments	$67.7	$68.0
Restricted cash	20.2	23.7
Accounts receivable - net	251.0	227.4
Inventories - net	743.4	644.5
Deferred income taxes	68.8	71.3
Other current assets	129.5	151.2
Total current assets	1,280.6	1,186.1
Property, plant and equipment - net	569.5	591.0
Intangible assets - net	1,872.6	1,912.8
Other long-term assets	122.8	126.7
TOTAL ASSETS	$3,845.5	$3,816.6
LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$764.7	$807.4
Short-term borrowings	67.5	80.3
Customer advances	38.9	21.3
Product warranties	73.6	77.7
Product liabilities	25.4	24.6
Total current liabilities	970.1	1,011.3
Long-term debt	1,561.4	1,443.2
Other non-current liabilities	514.8	538.0
Stockholders’ equity	799.2	824.1
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$3,845.5	$3,816.6

CASH FLOW SUMMARY

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net earnings attributable to Manitowoc	$23.3	$46.6	$14.9	$37.8
Non-cash adjustments	27.8	28.2	62.2	70.7
Changes in operating assets and liabilities	4.3	(2.3)	(157.3)	(300.6)
Net cash provided by (used for) operating activities of continuing operations	55.4	72.5	(80.2)	(192.1)
Net cash provided by (used for) operating activities of discontinued operations	0.1	(0.3)	—	(7.1)
Net cash provided by (used for) operating activities	55.5	72.2	(80.2)	(199.2)
Capital expenditures	(17.5)	(18.3)	(29.2)	(35.0)
Restricted cash	3.0	—	3.0	(13.2)
Proceeds from sale of fixed assets	3.1	1.1	5.1	2.1
(Payments) proceeds from borrowings - net	(44.1)	(27.8)	109.0	296.1
Payments on receivable financing - net	(3.8)	(5.4)	(9.3)	(12.6)
Stock options exercised	0.5	2.9	3.9	22.8
Debt issuance costs	—	—	—	(4.9)
Net cash used for financing activities of discontinued operations	—	—	—	(7.2)
Effect of exchange rate changes on cash	2.8	—	(2.6)	(0.3)
Net (decrease) increase in cash and temporary investments	$(0.5)	$24.7	$(0.3)	$48.6

Adjusted EBITDA

The company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, and amortization, plus certain items such as pro-forma acquisition results and the addback of certain restructuring charges, that are adjustments per the credit agreement definition. The company’s trailing twelve-month Adjusted EBITDA for covenant compliance purposes as of June 30, 2015 was $369.9 million. The reconciliation of net income attributable to Manitowoc to Adjusted EBITDA is as follows (in millions):

Net income attributable to Manitowoc	$121.6
Loss from discontinued operations	0.1
Loss on sale of discontinued operations	1.1
Depreciation and amortization	104.2
Interest expense and amortization of deferred financing fees	101.8
Costs due to early extinguishment of debt	0.2
Restructuring expense	7.2
Separation expense	9.8
Income taxes	0.3
Pension and post-retirement	13.1
Stock-based compensation	11.7
Other	(1.2)
Adjusted EBITDA	$369.9

GAAP Reconciliation

In this release, the company refers to various non-GAAP measures. We believe that these measures are helpful to investors in assessing the company’s ongoing performance of its underlying businesses before the impact of special items. In addition, these non-GAAP measures provide a comparison to commonly used financial metrics within the professional investing community which do not include special items. Earnings and earnings per share before special items reconcile to earnings presented according to GAAP as follows (in millions, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net earnings attributable to Manitowoc	$23.3	$46.6	$14.9	$37.8
Special items, net of tax:
Earnings (loss) from discontinued operations	(0.1)	0.3	—	0.9
Loss on sale of discontinued operations	—	—	—	9.9
Early extinguishment of debt	—	—	—	16.4
Restructuring expense	0.1	0.9	0.8	2.2
Separation expense	7.3	—	8.6	—
Forgiveness of loan to Manitowoc Dong Yue	—	—	—	4.3
Net earnings before special items	$30.6	$47.8	$24.3	$71.5

Diluted earnings per share	$0.17	$0.34	$0.11	$0.28
Special items, net of tax:
(Earnings) loss from discontinued operations	—	—	—	0.01
Loss on sale of discontinued operations	—	—	—	0.07
Early extinguishment of debt	—	—	—	0.12
Restructuring expense	—	0.01	0.01	0.02
Separation expense	0.05	—	0.06	—
Forgiveness of loan to Manitowoc Dong Yue	—	—	—	0.03
Diluted earnings per share before special items	$0.22	$0.35	$0.18	$0.52